                                                                Exhibit (d)(14)

                    AMERICAN GENERAL LIFE INSURANCE COMPANY

                        DEATH BENEFIT INSTALLMENT RIDER

INSTALLMENT PAYMENTS PAID UNDER THIS RIDER MAY BE TAXABLE. IF SO, YOU MAY INCUR A TAX OBLIGATION. YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISOR TO ASSESS THE IMPACT OF INSTALLMENT PAYMENTS.

This rider has been added to and made a part of the policy to which it is attached.

WE WILL PAY ALL OR PART OF THE DEATH BENEFIT PROCEEDS in installment payments as directed by You. The Death Benefit Proceeds paid in installment payments under this rider are an irrevocable settlement option and cannot be changed. The Death Benefit Proceeds are defined in the policy. Payment will be made after We receive Due Proof of Death of the Insured, subject to the terms of this rider and the policy to which it is attached.

However, the Death Benefit Proceeds will be paid to the beneficiary in a single lump sum if:

1. The Installment Amount is less than the Minimum Installment Amount shown on the Rider Schedule; or

2. The initial installment payment is less than the Minimum Initial Installment Payment shown on the Rider Schedule.

This rider does not change the policy's Death Benefit Proceeds. This rider only describes how the Death Benefit Proceeds are to be paid to the beneficiary.

REDUCTION IN COST OF INSURANCE FOR THE POLICY. We may reduce the cost of insurance for the policy to which this rider is attached. The reduced cost of insurance is not guaranteed and may change at any time. If the cost of insurance is reduced, it will never be less than zero.

REDUCTION IN CG COST OF INSURANCE FOR THE POLICY. If Your policy has a Continuation Guarantee (CG) benefit, We will reduce the CG cost of insurance for the policy to which this rider is attached. The reduction in the CG cost of insurance is guaranteed, but the CG cost of insurance will never be less than zero.

INSTALLMENT AMOUNT. The Installment Amount is the amount of Death Benefit Proceeds payable under this rider. The Installment Amount is determined by multiplying the Death Benefit Proceeds by the Installment Percentage. The Installment Percentage You elected on the application for this rider is shown on the Rider Schedule and cannot be changed. When the Installment Amount is less than the Death Benefit Proceeds, the remaining Death Benefit Proceeds will be paid to the beneficiary in a single lump sum.

INSTALLMENT PAYMENTS. We will determine the initial installment payment by multiplying the Installment Amount by the Installment Factor shown in the Table of Installment Factors for the Insured's attained age nearest birthday on the date of death. Subsequent installment payments will increase annually using the Installment Interest Rate, compounded annually. The Installment Interest Rate is shown on the Rider Schedule.

15997                               Page 1

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The total number of installment payments You elected on the application for this rider is shown on the Rider Schedule. However, at the time of the Insured's death, should the number of payments elected extend beyond the Payment Expiry Date, the number of installment payments and the initial installment payment will be calculated such that the last payment will end on the Payment Expiry Date.

The initial installment payment is payable when We receive Due Proof of Death. All installment payments provided by this rider will be paid to the beneficiary. Some portion of each installment payment may be taxable as interest income and will be reported to the beneficiary on applicable Internal Revenue Service forms.

TERMINATION. You cannot terminate this rider. This rider will terminate on the earlier of the following dates:

1. On termination of the policy to which this rider is attached; or

2. On the Payment Expiry Date.

POLICY PROVISIONS APPLICABLE. This rider is subject to all the conditions and provisions of the policy to which it is attached, except as provided herein. In the event of a conflict the provisions of this rider will prevail.

The effective date of this rider is the Date of Issue of the policy.

                                          [ROBERT SCHIMEK]
                                                President

(C) American International Group, Inc. All Rights Reserved.

15997                               Page 2

POLICY NUMBER :       0000000000

                         TABLE OF INSTALLMENT FACTORS

     ATTAINED AGE     Installment Factor   ATTAINED AGE   Installment Factor
    Nearest Birthday                     Nearest Birthday
    (On Each Policy                      (On Each Policy
     Anniversary)                          Anniversary)
          [35              0.05000             80              0.06667
          36               0.05000             81              0.07143
          37               0.05000             82              0.07692
          38               0.05000             83              0.08333
          39               0.05000             84              0.09091
          40               0.05000             85              0.10000
          41               0.05000             86              0.11111
          42               0.05000             87              0.12500
          43               0.05000             88              0.14286
          44               0.05000             89              0.16667
          45               0.05000             90              0.20000
          46               0.05000             91              0.25000
          47               0.05000             92              0.33333
          48               0.05000             93              0.50000
          49               0.05000             94              1.00000
          50               0.05000             95              1.00000
          51               0.05000             96              1.00000
          52               0.05000             97              1.00000
          53               0.05000             98              1.00000
          54               0.05000             99              1.00000
          55               0.05000             100             1.00000
          56               0.05000             101             1.00000
          57               0.05000             102             1.00000
          58               0.05000             103             1.00000
          59               0.05000             104             1.00000
          60               0.05000             105             1.00000
          61               0.05000             106             1.00000
          62               0.05000             107             1.00000
          63               0.05000             108             1.00000
          64               0.05000             109             1.00000
          65               0.05000             110             1.00000
          66               0.05000             111             1.00000
          67               0.05000             112             1.00000
          68               0.05000             113             1.00000
          69               0.05000             114             1.00000
          70               0.05000             115             1.00000
          71               0.05000             116             1.00000
          72               0.05000             117             1.00000
          73               0.05000             118             1.00000
          74               0.05000             119             1.00000
          75               0.05000             120             1.00000
          76               0.05263             121             1.00000]
          77               0.05556
          78               0.05882
          79               0.06250

15997                               Page 3

POLICY NUMBER:      0000000000

                                RIDER SCHEDULE

Payment Expiry Date:                  [December 12, 2074]

Installment Percentage:               [100%]

Installment Interest Rate:            [1.01%]

Number of Installment Payments:       [20] [Annual]

Minimum Installment Amount:           [$25,000.00]

Minimum Initial Installment Payment:  [$500.00]

15997                               Page 4